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                                                                     Exhibit 8.1

                              ____________________

                           KIRKPATRICK & LOCKHART LLP
                              ____________________

                              1500 OLIVER BUILDING
                       Pittsburgh, Pennsylvania 15222-2312
                            Telephone (412) 355-6500
                            Facsimile (412) 355-6501

                               February 20, 1998

Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, PA 15222-5479

Gentlemen:

         We have acted as counsel to Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), in connection with the proposed merger (the "Merger") of Sea Merger, Inc., an Oregon corporation and a wholly owned subsidiary of ATI ("Merger Sub"), with and into Oregon Metallurgical Corporation, an Oregon corporation ("OMC"). You have requested our opinion regarding the United States federal income tax consequences of the Merger.

         In rendering our opinion, we have reviewed the Agreement and Plan of Merger, dated as of October 31, 1997, by and among ATI, Merger Sub and OMC, relating to the Merger (the "Merger Agreement"), the Proxy Statement of OMC relating to the meeting of shareholders of OMC to be held to consider approval of the Merger Agreement and the Merger and related Prospectus of ATI relating to the shares of common stock of ATI to be issued as a result of the Merger (the "Proxy Statement/Prospectus"), and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

         In rendering our opinion, we have assumed that the Merger will be consummated in accordance with the Merger Agreement. In addition, as to any facts material to this opinion which we did not independently establish or verify, we have relied upon the statements and representations of officers and other representatives of ATI, Merger Sub, OMC and others, which may in certain instances derive from the best knowledge of such persons.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.


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         Based upon the foregoing, it is our opinion that, under present law, for United States federal income tax purposes, the Merger, pursuant to which the shares of common stock of OMC held by the shareholders of OMC will be converted into shares of common stock of ATI, will be treated as a reorganization within the meaning of Section 368(a) of the Code. We further confirm, based on the foregoing, our opinion as set forth (subject to qualifications and limitations also set forth) under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. Other than as expressly set forth above, we express no opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement of ATI Form S-4 and to the reference to us under the caption "The Merger - Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus forming part thereof and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Yours truly,


                                            /s/KIRKPATRICK & LOCKHART LLP
                                            -----------------------------
                                            Kirkpatrick & Lockhart LLP


                                       2
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                         Allegheny Teledyne Incorporated
                               1000 Six PPG Place
                       Pittsburgh, Pennsylvania 15222-5479

                               February 20, 1998

Kirkpatrick & Lockhart LLP
1500 Oliver Building
Pittsburgh, PA 15222-2312

Ladies and Gentlemen:

         In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), by and among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger Inc., an Oregon corporation and a wholly owned subsidiary of ATI ("Merger Sub"), and Oregon Metallurgical Corporation, an Oregon corporation ("OMC"), relating to the proposed merger (the "Merger") of Merger Sub with and into OMC, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, duly authorized officers of ATI and Merger Sub respectively, and acting as such, hereby certify to the following as of the date hereof. We understand that you will reaffirm your opinion at the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

         Capitalized terms in this letter shall have the same meanings ascribed to them in the Merger Agreement unless otherwise specified herein.

         A. REPRESENTATIONS. ATI and Merger Sub each hereby certifies, warrants, and represents that the following facts are now true and will continue to be true as of the Closing Date and as of the Effective Time:

                 1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified and ATI and Merger Sub have no plan or intention to waive or modify any such material conditions.

                 2. The ratio for the exchange of shares of common stock of OMC ("OMC Common Stock") for common stock of ATI ("ATI Common Stock") in the Merger was negotiated through arm's length bargaining.


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                 3. To the best of the knowledge of the management of ATI, there is no plan or intention (a "Plan") on the part of the shareholders of OMC to sell, exchange, or otherwise dispose of a number of shares of ATI stock received in the Merger that would reduce OMC shareholders' ownership of ATI stock received in the Merger to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of OMC stock as of the same date. For purposes of this representation, shares of OMC stock exchanged for cash in lieu of fractional shares of ATI stock will be treated as outstanding shares of OMC stock on the date of the Merger. Moreover, shares of OMC stock and shares of ATI stock held by the shareholders of OMC and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                 4. Immediately following the Merger, OMC will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets, and at least ninety percent (90%) of the fair market value of Merger Sub's net assets and at least seventy percent (70%) of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid to shareholders of OMC who receive cash or other property, amounts used by OMC or Merger Sub to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by OMC will be included as assets of OMC or Merger Sub, respectively, immediately prior to the Merger.

                 5. Prior to the Merger, ATI will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code") (control within the meaning of Section 368(c) of the Code is hereinafter referred to as "Control").

                 6. ATI has no plan or intention to cause OMC to issue additional shares of stock after the Merger that would result in ATI losing Control of OMC.

                 7. ATI has no plan or intention to reacquire any of its stock issued in the Merger.

                 8. ATI has no plan or intention to liquidate OMC; to merge OMC with or into another corporation; to sell or otherwise dispose of the stock of OMC except for transfers of stock to a corporation Controlled by ATI; or to cause OMC to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation Controlled by OMC.


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                 9. The liabilities of Merger Sub, if any, assumed by OMC and the liabilities, if any, to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business.

                10. Following the Merger, OMC will continue its historic business or use a significant portion of its historic business assets in a business.

                11. ATI, Merger Sub, OMC, and the shareholders of OMC will pay their respective expenses, if any, incurred in connection with the Merger.

                12. There is no intercorporate indebtedness existing between ATI and OMC or between Merger Sub and OMC that was issued, acquired, or will be settled at a discount.

                13. In the Merger, shares of OMC stock representing Control of OMC will be exchanged solely for voting stock of ATI. For purposes of this representation, shares of OMC stock exchanged for cash or other property originating with ATI will be treated as outstanding OMC stock on the date of the Merger.

                14. ATI does not own, nor has it owned during the past five years, any shares of the stock of OMC.

                15. Neither ATI nor Merger Sub is an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                16. The payment of cash in lieu of fractional shares of ATI Common Stock is solely for the purpose of avoiding the expense and inconvenience to ATI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to shareholders of OMC instead of issuing fractional shares of ATI Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the shareholders of OMC in exchange for their shares of OMC. The fractional share interests of each shareholder of OMC will be aggregated, and no shareholder of OMC will receive cash in an amount equal to or greater than the value of one (1) full share of ATI Common Stock.

                17. None of the compensation received by any shareholder-employee of OMC will be separate consideration for, or allocable to, any of their shares of OMC stock; none of the shares of ATI stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees


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will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

        1. ATI and Merger Sub each recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Merger Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including without limitation that they may not be relied upon if any such representations are not accurate.

        2. ATI and Merger Sub each recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                               Very truly yours,

                               Allegheny Teledyne Incorporated,
                               a Delaware corporation

                               By: /s/JAMES L. MURDY
                                   ----------------------------
                               Title: Executive Vice President, Finance and
                                      -------------------------------------
                                      Administration and Chief Financial Officer
                                      ------------------------------------------
                               Sea Merger Inc.,
                               an Oregon corporation

                               By:  /s/ JAMES L. MURDY
                                    -----------------------------
                                        James L. Murdy

                               Title: Vice President and Treasurer
                                      ---------------------------

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                        Oregon Metallurgical Corporation
                    530 Southwest 34th Avenue - P.O. Box 580
                            Albany, Oregon 97321-0177

                               February 20, 1998

Kirkpatrick & Lockhart LLP
1500 Oliver Building
Pittsburgh, PA 15222-2312

Ladies and Gentlemen:

         In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), by and among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger Inc., an Oregon corporation and a wholly owned subsidiary of ATI ("Merger Sub"), and Oregon Metallurgical Corporation, an Oregon corporation ("OMC"), relating to the proposed merger (the "Merger") of Merger Sub with and into OMC, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, duly authorized officer of OMC and acting as such, hereby certifies to the following as of the date hereof. We understand that you will reaffirm your opinion at the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

         Capitalized terms in this letter shall have the same meanings ascribed to them in the Merger Agreement unless otherwise specified herein.

         A. REPRESENTATIONS. OMC hereby certifies, warrants, and represents that the following facts are now true and will continue to be true as of the Closing Date and as of the Effective Time:

            1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified and OMC has no plan or intention to waive or modify any such material conditions.

            2. The ratio for the exchange of shares of common stock of OMC ("OMC Common Stock") for common stock of ATI ("ATI Common Stock") in the Merger was negotiated through arm's length bargaining.


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            3. There is no plan or intention (a "Plan") on the part of the shareholders of OMC who own five percent (5%) or more of shares of OMC stock, and to the best of the knowledge of the management of OMC, there is no Plan on the part of the remaining shareholders of OMC to sell, exchange, or otherwise dispose of a number of shares of ATI stock received in the Merger that would reduce OMC shareholders' ownership of ATI stock received in the Merger to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of OMC stock as of the same date. For purposes of this representation, shares of OMC stock exchanged for cash in lieu of fractional shares of ATI stock will be treated as outstanding shares of OMC stock on the date of the Merger. Moreover, shares of OMC stock and shares of ATI stock held by the shareholders of OMC and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

            4. Immediately prior to the Merger, OMC will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets. For purposes of this representation, amounts paid to shareholders of OMC who receive cash or other property, amounts used by OMC to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by OMC will be included as assets of OMC immediately prior to the Merger.

            5. OMC has made no transfer of any of its assets in contemplation of the Merger other than in the ordinary course of business.

            6. OMC has no obligation, understanding, agreement, plan or intention to issue additional shares of its stock that would result in ATI losing control of OMC within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended, (the "Code") (control within the meaning of Section 368(c) of the Code is hereinafter referred to as "Control").

            7. ATI, Merger Sub, OMC, and the shareholders of OMC will pay their respective expenses, if any, incurred in connection with the Merger.

            8. There is no intercorporate indebtedness existing between ATI and OMC or between Merger Sub and OMC that was issued, acquired, or will be settled at a discount.

            9. In the Merger, shares of OMC stock representing Control of OMC will be exchanged solely for voting stock of ATI. For purposes of this representation, shares of OMC


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




stock exchanged for cash or other property originating with ATI will be treated as outstanding OMC stock on the date of the Merger.

            10. At the Effective Time, OMC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in OMC that, if exercised or converted, would affect ATI's acquisition or retention of Control of OMC.

            11. ATI does not own, nor has it owned during the past five years, any shares of the stock of OMC.

            12. OMC is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            13. On the date of the Merger, the fair market value of the assets of OMC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

            14. OMC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            15. The liabilities of OMC have been incurred by OMC in the ordinary course of its business.

            16. None of the compensation received by any shareholder-employee of OMC will be separate consideration for, or allocable to, any of their shares of OMC stock; none of the shares of ATI stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

            1. OMC recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Merger Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including without limitation that they may not be relied upon if any such representations are not accurate.




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            2. OMC recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                         Very truly yours,

                                         Oregon Metallurgical Corporation,
                                         an Oregon corporation

                                         By: /s/DENNIS P. KELLY
                                            -----------------------

                                         Title: Vice President-Finance
                                                -----------------------
                                                Secretary and Treasurer
                                                -----------------------


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